 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2026

GPO PLUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56286	85-1088309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Ste. 300

Las Vegas, NV 89120

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 840-1021

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2026, GPO Plus, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SurgePays, Inc. (“SurgePays”), and ClearLine Apps, LLC, a newly formed subsidiary of the Company (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary would acquire (the “Acquisition”) from SurgePays (i) SurgePay’s ClearLine engagement platform, media network and related technology, functionality and operating assets, and (ii) SurgePay’s GPOX Wireless business and assets (collectively the “Purchased Assets”) in consideration of a $27,500,000 purchase price to be paid by the Company to SurgePays only in the form of 25,000,000 shares (the “Preferred Shares”) of Company Series D Preferred Stock (the “Series D Preferred Stock”). Each share of Series D Preferred Stock is convertible at the election of the holder into one share of GPO Plus common stock, has no preferential dividend, liquidation or other rights, and has no voting rights.

In connection with entering into the Purchase Agreement, SurgePays also entered into a Put Option Agreement (the “Put Agreement”) with Emerald Shoals Targeted Opportunities Fund LP (“Emerald Shoals”) (which Option Agreement was formally acknowledged by the Company), pursuant to which SurgePays would have the right (the “Put Right”) to sell the Preferred Shares or shares of Company common stock issuable upon conversion of the Preferred Shares to Emerald Shoals for $27,500,000 during an exercise period beginning at closing of the Acquisition and continuing for three years and 90 days from closing.

The Purchase Agreement includes customary representations, warranties and covenants by each of the parties and customary closing conditions. The Purchase Agreement also requires the Company to issue Emerald Shoals, as additional consideration for Emerald Shoals entering into the Put Agreement, a five-year warrant to purchase 15,000,000 shares of Company common stock, divided into three tranches of 5,000,000 shares exercisable at $0.05, $0.15 and $0.25 per share, respectively (the “Warrant”).

The foregoing descriptions of the Asset Purchase Agreement and Put Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.01.

On September 10, 2026, the Company, SurgePays and the Acquisition Subsidiary closed the Acquisition, SurgePays assigned the assets to the Acquisition Subsidiary, and the Company issued the Preferred Shares to SurgePays.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Items 1.01 and 2.01 is incorporated by reference into this Item 3.02.

The Company issued the Preferred Shares to SurgePays and the Warrant to Emerald Shoals pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as SurgePays and Emerald Shoals were accredited and/or financially sophisticated, and the issuances did not involve a public offering of securities or any general solicitation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided above in Items 1.01 and 2.01 is incorporated by reference into this Item 5.03.

On September 10, 2026, the Company filed a Certificate of Designation with the Nevada Secretary of State designating the rights and preferences of the Series D Preferred Stock.

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The description of the Series D Preferred Stock provided in Item 1.01 above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series D Preferred Stock filed September 10, 2026
10.1	Asset Purchase Agreement dated September 7, 2026, by and between SurgePays, Inc., GPO Plus, Inc., and ClearLine Apps, LLC
10.2	Put Option Agreement dated September 7, 2026, by and between SurgePays, Inc. and Emerald Shoals Targeted Opportunities Fund LP, and acknowledged by GPO Plus, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO PLUS, INC.

Date: September 10, 2026	By:	/s/ Brett H. Pojunis
	Name:	Brett H. Pojunis
	Title:	Chief Executive Officer

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